Exhibit 99.1

May 10, 2024

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases First Quarter 2024 Results

Reports Net Income of $4.3 Million or $0.10 per Diluted Share, and Adjusted EBITDA of $7.1 Million

CLAYTON, Mo. (May 10, 2024) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2024.

First quarter 2024 Financial Highlights (all comparisons are with the first quarter of 2023)

●	Revenues were $58.3 million, a decrease of 21% or $15.9 million compared to $74.2 million.
●	Net income was $4.3 million, or $0.10 per diluted share, down from $21.1 million, or $0.48 per diluted share.
●	Adjusted EBITDA(1) was $7.1 million, down from $15.9 million.

(1) A non-GAAP financial measure.  See “Non-GAAP Financial Measures” for a description of the measure and a reconciliation to the applicable GAAP measure.

“We were pleased to return value to our shareholders by declaring a special cash dividend of $2.50 per common share this quarter. We believe this special dividend reflects the underlying strength of our business.

“Our earnings in the first quarter of 2024 compared to the same period of 2023 reflect the changes in the biodiesel market.  Biodiesel prices have fallen sharply year over year, driven primarily by a significant drop in RIN prices. Nevertheless, we have secured supplies of feedstock which we expect will generate positive margin when processed. To protect those margins, we hedge our position using derivative instruments and the change in the mark-to-market value of those positions resulted in an unrealized loss of $2,274 in the three months ended March 31, 2024 as compared to an unrealized gain of $4,902 in the three months ended March 31, 2023. These unrealized positions will be offset when we ultimately sell the biodiesel produced from those feedstocks.

“Also impacting our operation this period was a period of extreme winter weather in January at our plant in Batesville, Arkansas which disrupted operations and reduced production in both our chemicals and biofuels segments. We fully recovered from the disruption and production has returned to normal. This severe weather contributed to lower sales in our chemical segment, although this was partially offset by a more favorable product mix and revenue from new custom chemical contracts,” said Tom McKinlay, Chief Executive Officer for FutureFuel Corp.

2024 Cash Dividends

On March 12, 2024, FutureFuel declared a special cash dividend of $2.50 per share on common stock payable on April 9, 2024, to holders of record as of the close of business on March 26, 2024. In the first three months of 2024, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. The remaining 2024 quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see “Non-GAAP Financial Measures” for additional information), include all dollar amounts in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended March 31,
			Dollar	%
	2024	2023*	Change	Change
Revenue	$58,281	$74,181	$(15,900)	(21)%
Income from operations	$2,198	$18,251	$(16,053)	(88)%
Net income	$4,330	$21,081	$(16,751)	(79)%
Earnings per common share:
Basic	$0.10	$0.48	$(0.38)	(79)%
Diluted	$0.10	$0.48	$(0.38)	(79)%
Adjusted EBITDA*	$7,108	$15,900	$(8,792)	(55)%

*Adjusted EBITDA for the three months of 2023 has been restated to be consistent with 2024 reporting. Adjusted EBITDA in both years excludes the impact from unrealized gains or losses on derivatives. Realized gains and losses are included in Adjusted EBITDA in both 2023 and 2024.

Financial Results Q1 2024 versus Q1 2023

Consolidated sales revenue decreased 21% or $15,900 in the first quarter of 2024 compared to the same period of 2023. Relative to the three-month comparative period, net sales decreased $11,942 in the biofuel segment on lower average prices.  Largely contributing to this reduced price was a significant drop in renewable identification number (“RIN”) prices following the Environmental Protection Agency’s renewable fuel volume requirements release in the second quarter of 2023.  Sales revenue was also lower in the chemical segment on both sales volumes and price from chemicals used in the industrial intermediate and additive fuel markets. Partially improving chemical sales was favorable product mix and revenue from new custom chemical contracts.

Income from operations decreased $16,053 in the first quarter of 2024 as compared to the same period of 2023, from: (i) the narrowing of the spread in biofuel price and feedstock price (inclusive of the effect of the RIN price decline); (ii) the change in the activity in derivative instruments with a realized loss of $1,190 in the current three-month period as compared to a realized gain of $3,405 in the same three months of the prior year; (iii) the change in the mark-to-market derivative position which was an unrealized loss of $2,274 as compared to an unrealized gain of $4,902 in the three months ended March 31, 2024 and 2023, respectively; and (iv) the change in the adjustment in the carrying value of our inventory as determined utilizing the last-in, first-out method of inventory accounting. The adjustment in item (iv) increased gross profit $3,027 in the three months ended March 31, 2024 as compared to $3,783 in 2023. The contrasting results in items (i) and (ii) reflect the impact of price movements in the biodiesel market during the course of each year compared to when we committed to our feedstock acquisition. We gained inventory position in the first quarter on feedstocks which will benefit the second quarter on the sale of physical product.

Capital Expenditures

Capital expenditures were $2,273 in 2024, compared with $2,459 in the same period in 2023.

Cash and Cash Equivalents

Cash and cash equivalents totaled $201,122 as of March 31, 2024, compared with $219,444 as of December 31,2023. A special cash dividend of $2.50 per common share was declared in the current three-month period with a record date of March 26, 2024 and payment date of April 9, 2024 which totaled $109,408.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2023 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, non-cash gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and non-cash gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$201,122	$219,444
Accounts receivable, inclusive of the blenders' tax credit of $8,294 and $11,381 and net of allowances for expected credit losses of $41 and $55, respectively	24,367	28,407
Inventory	56,097	32,978
Other current assets	7,714	9,717
Total current assets	289,300	290,546
Property, plant and equipment, net	72,572	72,711
Other assets	3,513	3,824
Total noncurrent assets	76,085	76,535
Total Assets	$365,385	$367,081
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $890	$16,670	$22,220
Dividends payable	117,285	10,503
Other current liabilities	10,570	8,621
Total current liabilities	144,525	41,344
Deferred revenue – long-term	12,114	12,570
Other noncurrent liabilities	3,922	3,287
Total noncurrent liabilities	16,036	15,857
Total liabilities	160,561	57,201
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 shares issued and outstanding as of March 31, 2024 and December 31, 2023	4	4
Additional paid in capital	204,820	282,489
Retained earnings	-	27,387
Total Stockholders’ Equity	204,824	309,880
Total Liabilities and Stockholders’ Equity	$365,385	$367,081

FutureFuel Corp.

Condensed Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended
	March 31:
	2024	2023
Revenue	$58,281	$74,181
Cost of goods sold and distribution	53,274	52,558
Gross profit	5,007	21,623
Selling, general, and administrative expenses	1,903	2,300
Research and development expenses	906	1,072
	2,809	3,372
Income from operations	2,198	18,251
Interest and dividend income	2,800	2,336
Gain on marketable securities	-	533
Other expense	(36)	(32)
Other income (expense), net	2,764	2,837
Income before income taxes	4,962	21,088
Income tax provision	632	7
Net income	$4,330	$21,081

Earnings per common share
Basic	$0.10	$0.48
Diluted	$0.10	$0.48
Weighted average shares outstanding
Basic	43,763,243	43,763,243
Diluted	43,763,243	43,766,536

Comprehensive income
Net income	$4,330	$21,081
Other comprehensive income from unrealized net gains on available-for-sale securities	-	22
Income tax effect	-	(5)
Total unrealized gain, net of tax	-	17
Comprehensive income	$4,330	$21,098

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$4,330	$21,081
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	2,615	2,551
Amortization of deferred financing costs	26	24
Provision (benefit) for deferred income taxes	626	(5)
Change in fair value of equity securities	-	(533)
Change in fair value of derivative instruments	2,274	(4,902)
Stock based compensation	22	-
Noncash interest expense	9	8
Changes in operating assets and liabilities:
Accounts receivable	4,047	277
Accounts receivable – related parties	(7)	-
Inventory	(23,119)	(42,473)
Income tax receivable	5	23
Prepaid expenses	1,149	525
Other assets	72	(5,165)
Accounts payable	(5,753)	413
Accounts payable – related parties	-	25
Accrued expenses and other current liabilities	2,354	(270)
Accrued expenses and other current liabilities – related parties	-	(1)
Deferred revenue	(861)	(1,274)
Other noncurrent liabilities	-	(114)
Net cash used in operating activities	(12,211)	(29,810)
Cash flows from investing activities
Collateralization of derivative instruments	(1,212)	4,327
Capital expenditures	(2,273)	(2,459)
Net cash (used in) provided by investing activities	(3,485)	1,868
Cash flows from financing activities
Payment of dividends	(2,626)	(2,626)
Deferred financing costs	-	(14)
Net cash used in financing activities	(2,626)	(2,640)
Net change in cash and cash equivalents	(18,322)	30,582
Cash and cash equivalents at beginning of period	219,444	175,640
Cash and cash equivalents at end of period	$201,122	$145,058

Cash dividends declared in the current period, not paid	$109,408	$7,877
Noncash investing and financing activities:
Noncash capital expenditures	$536	$258

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended
	March 31:
	2024	2023*
Net income	$4,330	$21,081
Depreciation	2,615	2,551
Non-cash stock-based compensation	22	-
Interest and dividend income	(2,800)	(2,336)
Non-cash interest expense and amortization of deferred financing costs	35	32
Unrealized loss (gain) on derivative instruments	2,274	(4,902)
Gain on marketable securities	-	(533)
Income tax provision	632	7
Adjusted EBITDA*	$7,108	$15,900

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended
	March 31:
	2024	2023*
Net cash used in operating activities	$(12,211)	$(29,810)
Deferred income taxes, net	(626)	5
Interest and dividend income	(2,800)	(2,336)
Income tax provision	632	7
Changes in operating assets and liabilities, net	22,113	48,034
Adjusted EBITDA*	$7,108	$15,900

*Adjusted EBITDA for the three months of 2023 has been restated to be consistent with 2024 reporting. Adjusted EBITDA in both years excludes the impact from unrealized gains or losses on derivatives. Realized gains and losses are included in Adjusted EBITDA in both 2023 and 2024.

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31:
	2024	2023
Revenue
Custom chemicals	$15,427	$16,620
Performance chemicals	2,632	5,261
Chemical revenue	18,059	21,881
Biofuel revenue	40,222	52,300
Total Revenue	$58,281	$74,181

Segment gross profit
Chemical	$4,021	$8,623
Biofuel	986	13,000
Total gross profit	$5,007	$21,623

As of March 31, 2024, FutureFuel held 2.0 million of RINs with a fair market value of $1,624. Comparatively, at March 31, 2023, FutureFuel held no RINs.